UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                                       Washington, D.C. 20549

                                  FORM 8-K

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                             National Micronetics, Inc.
           (Exact name of registrant as specified in its charter)

       Delaware                0-7207                     14-1507019
       (State or other       (Commission         (I.R.S. Employer
       jurisdiction of       File Number)        Identification No.)
        incorporation



       P.O. Box 1128, Kingston, New York            12402
       678 Aaron Court, Kingston, New York          12401
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (914) 338-0333


       71 Smith Avenue, Kingston, New York           12401
     (Former name or former address, if changed since last report.)



Index to Exhibits is on sequential page 9.  Total pages 13.




Item 2.  Acquisition or Disposition of Assets.

     Sale of Certain Real Estate of the Company. On March 10, 1999, National Micronetics, Inc., a Delaware corporation (the "Company"), sold part of its real estate for two million four hundred thousand dollars ($2,400,000.00) in cash to the City of New York, a New York municipal corporation. The terms of the transaction are set forth in an agreement of purchase and sale dated November 4, 1998 between the Company and the City of New York, Department of Citywide Administrative Services, a copy of which was filed on February 10, 1999 with the Securities and Exchange Commission as Exhibit 13 on pages 83 to 95 of the information statement on Schedule 14C of the Company.

     General Character and Location of the Property. The property consists primarily of real estate located at 71-85 Smith Avenue, Kingston, New York and improved with 83,000 square feet of factory, engineering, research, cafeteria, security, shop and office space in a two story, steel frame, high tech, sprinklered, climate controlled, light manufacturing building, a 1,560 square foot detached storage building, as well as part of the real estate located at 91 Smith Avenue and at 41-45 Railroad Avenue, Kingston, New York improved with a lighted parking lot. The underlying land includes a maximum of 3.445 acres which are not in a flood plain. The use of the real estate conforms with its M-1 and M-2 zoning classifications for manufacturing purposes.

     Nature and Amount of Consideration. The nature and amount of consideration received by the Company from the City of New York in exchange for the real estate on March 10, 1999 was two million four hundred thousand dollars ($2,400,000) in cash.

     Principle Followed in Determining the Amount of the Consideration. The principle followed by the Company in determining the amount of the consideration for its real estate was arm's length negotiation with the City of New York in reliance upon comparative sales method and capitalized gross income method appraisals of the real estate of the Company. On July 15, 1996, the City of New York obtained from Griffin Valuation & Realty Services, Ltd, P. O. Box 3614, 96 Maiden Lane, Kingston, NY 12401, an appraisal of the fair market value of most real estate owned by the Company in Kingston, New York, except two acres of parking lot.

     Qualifications of Appraiser. Griffin Valuation & Realty Services, Ltd. is a certified general appraiser licensed in New York, New Jersey and Connecticut, a licensed real estate broker in New York, a member of the American Institute of Real Estate Appraisers and a senior real property appraiser designated by the Society of Real Estate Appraisers.


     Selection of Appraiser.  The Company in 1994 had selected
Griffin Valuation & Realty Services, Ltd. as an appraiser because it had fifteen years of general real estate business experience in Ulster County, New York and in nearby counties.

     No Material Relationships between the Company and the Appraiser. During the last two years there has been no material relationship between the Company or its affiliates and Griffin Valuation & Realty Services, Ltd. or its affiliates or unaffiliated representatives. No such material relationship is contemplated. The Company had paid Griffin Valuation & Realty Services, Ltd. for an appraisal in 1994.

     Availability of Appraisal. The appraisal by Griffin Valuation & Realty Services, Ltd. will be made available for inspection and copying at the principal executive offices of the Company at 678 Aaron Court, Kingston, NY 12401 during its regular business hours, which are 9:00 a.m. to 4:00 p.m. on Monday, Tuesday and Wednesday, by any interested common stockholder of the Company or his or her representative who has been so designated in writing. A copy of the appraisal by Griffin Valuation & Realty Services, Ltd. (excluding photographs) will be transmitted by the Company to any interested common stockholder of the Company or his or her representative who has been so designated in writing upon written request and at the expense of the requesting common stockholder.

     Comparative Sales Method Appraisal of Real Estate. The comparative sales method of appraisal is based on recent sales prices of comparable properties in the region. Griffin Valuation & Realty Services, Ltd. appraised the land and building which were being sold to the City of New York at a fair market value of $2,490,000 based on a sales comparison approach on July 15, 1996, plus a value which is unsupported in the market of $625,000 due to the cost of special construction improvements.

     Capitalized Gross Income Appraisal of Real Estate. The capitalized gross income method of appraisal is based on the capitalization of anticipated future gross rents set forth in recent leases of comparable properties in the region. The Company has deduced by extrapolating from the aggregate information in the appraisal that Griffin Valuation & Realty Services, Ltd. appraised the building which was being sold to the City of New York at a fair market value of less than $3,820,000 based on a capitalized gross income approach on July 15, 1996, plus a value which is unsupported in the market of $625,000 due to the cost of special construction improvements. That capitalized gross income appraisal value would be considerably less if usual expenses applicable to the building being sold to the City of New York were deducted from annual estimated gross income prior to dividing by the capitalization rate. Unfortunately, the appraisal did not allocate the expenses attributable to all of the buildings owned by the Company among them separately.



     Fairness of Consideration. The fairness of the consideration is based on the results of the efforts which the Company has made to sell its real estate with the professional assistance of the listing realtor and the advice which the Company has received from another realtor, as well as upon the information contained in the appraisal. The fairness of the consideration also must be evaluated in terms of the need of the Company to satisfy its term note which had been in default more than one year in order that its principal lending institution would not foreclose its mortgage on terms and conditions which possibly would have been much less favorable to the Company.


     Identity of Purchaser of the Real Estate. The buyer of the real estate is the City of New York, a New York municipal corporation (the "City of New York"). The principal executive offices of the City of New York are located at 1 Centre Street, 20th Floor North, New York, New York 10007, Attention: Assistant Commissioner for Acquisitions, telephone (212) 669-7293.


     No Material Relationship of the City of New York to the Company. The City of New York has no material relationship with the Company or with any affiliate of the Company or with any director or officer of the Company or with any associate of any director or officer of the Company.


     No Other Contracts Between the Company and the City of New York. There are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the two fiscal years ended June 28, 1997 and June 27, 1998 or during the current fiscal year ending June 26, 1999 between the Company and its affiliates and the City of New York and its affiliates, except the agreement of purchase and sale dated November 4, 1998 between the Company and the City of New York as described above and the escrow agreements dated March 10, 1999 assuring performance of some of the terms and conditions of that agreement.


     Benefits of Sale to the Company. The Company benefitted from the sale of its real estate to the City of New York primarily by avoiding a foreclosure of the mortgage which was satisfied out of the proceeds of the sale and by avoiding a petition in bankruptcy by the Company or by the creditors of the Company, though the Company can make no assurances that the remaining creditors of the Company will not seek to file a petition in bankruptcy against it.



     Benefits of Sale to the Affiliates of the Company. The affiliates of the Company benefitted from the sale of its real estate to the City of New York primarily because Mr. K. H. Chung, a director of the Company, Tae Il Media Co., Ltd. and Newmax Co., Ltd. will not be asked to perform their guarantees of the term loan note of the Company which was satisfied out of the proceeds of sale and because the net proceeds of sale would be available to satisfy debts of the Company to Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U. S. A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. or Techmedia International Corporation, in some of which Mr.
K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest.


     Federal and State Regulatory Requirements. The Company demonstrated compliance with federal and New York state environmental protection laws, labor laws and health laws, City of Kingston zoning laws, construction and building codes, fire safety ordinances and other laws.


     Subdivision Map. The Company satisfied its obligation to obtain approval by the City of Kingston Planning Board of a subdivision map on December 10, 1998 in respect of two tax lots improved with parking lots. The Company filed the subdivision map with the Recorder of Ulster County on February 9, 1999 upon receipt of confirmation from the Treasurer of the City of Kingston that arrears of real estate taxes, interest and penalties regarding those two tax lots improved as parking lots had been paid by the Company.


     Environmental Matters. The Company has received a letter dated August 6, 1998 from the New York State Department of Environmental Conservation regarding a visual site inspection by the New York State Department of Environmental Conservation in November 1997 of the real estate of the Company, which was considered to be in compliance with all environmental standards applied during that inspection. The Company has responded to that letter and experienced no environmental problems hindering its sale of its real estate to the City of New York.


     Certificate of Occupancy and Street Letters. The Company furnished to the City of New York the certificate of occupancy and the street letters which it has for the real estate.

     No Violations. The Company had no outstanding violations with respect to the real estate sold to the City of New York.


     Rights of Common Stockholders as a Result of the Sale. The rights of the common stockholders of the Company will not be different as a result of the sale of part of its real estate to the City of New York. The debts of the Company remaining after the sale of part of its real estate on March 10, 1999 are payable primarily to affiliates of the Company, such as Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U.S.A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. and Techmedia International Corporation, in some of which Mr. K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest. Those debts of the Company exceed the fair market value of its assets remaining after that sale, so the common stockholders of the Company as stockholders will not realize any of the net proceeds of the sale of real estate to the City of New York.

     Use of Proceeds of Sale of Real Estate. The increase in cash in the unaudited consolidated condensed pro forma statement of net liabilities of the Company and its subsidiaries as of December 26, 1998 (the "pro forma statement of net liabilities"), which is set forth on page 11, is attributable to the cash reserve which was set aside out of the proceeds of sale of the real estate. The elimination of the current portion of long-term debt in the pro forma statement of net liabilities on page 11 occurred as the result of the satisfaction of the term loan mortgage indebtedness with $1,632,302.33 of the proceeds of sale of the real estate. The reduction of accounts payable and accrued expenses in the pro forma statement of net liabilities on page 11 resulted and will result from using part of the proceeds of sale of the real estate to pay closing expenses, accrued vacation payments to employees and some accounts payable.

     Net Proceeds Receivable by the Company. The Company applied the gross proceeds of $2,400,000 first to pay secured creditors, including its institutional lender which had a mortgage, local governments which had tax liens and creditors which had mechanics liens, because those debts had to be satisfied in order to convey good and marketable title to the City of New York to the satisfaction of its title insurance company. The Company applied the remaining gross proceeds to pay brokerage commissions, legal fees and other expenses of sale, because those commissions, fees and expenses customarily are paid in connection with real estate conveyances. After paying all liens against the real estate, brokerage commissions, legal fees and other expenses of sale, the Company realized $353,675.50 to apply toward the payment of accrued vacation pay to its employees, payment of some of its general creditors and establishment of a cash reserve to pay its day to day expenses. Of course, general creditors of the Company may seek to alter that plan by exercising their claims against the assets of the Company. That $353,675.50 amount is computed as follows:

                                  Type of Lien or ExpenseAmount

                              Principal of mortgage note$1,408,000
                                  Interest on mortgage note224,302
                                                  Tax liens143,441
                                            Mechanics' liens63,118
                          Utilities and escrow for utilities10,796
                                       Realtors' commissions96,000
                                 Escrow for costs of repairs50,000
                                                  Legal fees80,000
                                                  Closing costs550

                                               SUBTOTAL$ 2,076,207

                    Adjustment for prepaid taxes and escrow(29,882)

                                             DIFFERENCE$ 2,046,325

                                Net proceeds to the Company353,675

                                                  TOTAL$ 2,400,000


     Other Material Features of the Contract or Transaction. The Company demolished and repaired a passageway between the building sold and an adjacent building at an aggregate cost estimated to be $12,000. Since the Company failed to complete the required repair of the roof, however, the City of New York retained an escrow of $50,000 to assure the satisfactory completion of those repairs.

     Mortgage Satisfaction. The Company paid the outstanding principal balance of $1,408,000, plus accrued interest of $224,302.33 as of March 10, 1999, in respect to the term note payable to its institutional lender out of the proceeds of sale of the real estate to the City of New York and received a satisfaction of that mortgage. As a result, Mr. K. H. Chung, a director of the Company, Tae Il Media Co., Ltd. and Newmax Co., Ltd. will not be asked to perform their guarantees of the term loan note of the Company.

     Satisfaction of Other Secured Liabilities. The Company satisfied the mechanics liens and tax liens encumbering its real estate out of the net proceeds of sale of certain of its real estate to the City of New York.

     Arrears of Real Estate Taxes. The Company paid all accrued and unpaid real estate taxes, interest and penalties aggregating
$143,441 applicable to the sold real estate out of the proceeds of sale of the real estate to the City of New York.


     Brokerage Commissions.  The Company paid commissions to Julien
J. Studley, Inc., the broker for the City of New York, in the amount of $48,000 or 2 percent of the $2,400,000 contract price and commissions to Win Morrison Realty, Inc., the broker for the Company, in the amount of $48,000 or 2 percent of the $2,400,000 contract price for their services as brokers out of the proceeds of sale of the real estate to the City of New York.

     Satisfaction of Unsecured Liabilities. The Company expects to apply the $353,675 balance of the net proceeds remaining after the payment of the expenses of sale and the secured liabilities to keep a cash reserve of $100,000, to make payments on account of about $42,000 of accrued vacation benefits of employees and on account of other liabilities or obligations to general creditors of the Company, including possibly some associates of directors of the Company.

     Accounting Treatment of the Sale of Real Estate. The Company is reporting a loss on the sale to the City of New York of the non-depreciable land and the depreciable buildings and improvements which comprise the part of its real estate which the Company sold to the City of New York. The sale yielded a loss, because the sales price of $2,400,000 is $157,000 less than the sum of the estimated closing costs plus the $2,377,000 cost, net of depreciation, of the Company in the land (which is not depreciable), buildings and improvements to be sold as of September 26, 1998. The loss will be slightly offset by depreciation for the quarter ended December 26, 1998 and part of the quarter ending March 27, 1999.

     Federal Income Tax Loss Realized on the Sale of Real Estate. The Company may realize a loss on the sale of part of its land to the City of New York, because the portion of the sales price of $2,400,000 to be allocated to the land to be sold may be less than the basis of the Company in the land to be sold. The Company may realize loss on the sale of part of its buildings and improvements to the City of New York, because the portion of the sales price of $2,400,000 allocated to the buildings and improvements to be sold may be less than the adjusted basis of the Company in the buildings and improvements to be sold.

     Characterization of Federal Income Tax Losses. The land retains its character as a capital asset, while the buildings and improvements acquire the character of section 1231 property for federal income tax purposes. Therefore, for those purposes the Company may recognize a long term capital loss on the sale of the non-depreciable land. For federal income tax purposes, the Company may recognize ordinary loss on the sale of the depreciable buildings and improvements which comprise the part of its real estate which the Company is selling to the City of New York if the gains from the sale of Section 1231 property by the Company during the tax year ending June 26, 1999 do not exceed the losses from the sale of Section 1231 property by the Company during the tax year ending June 26, 1999.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     None.

(b)  Pro forma financial information.

     Unaudited consolidated condensed
     pro forma statement of net liabilities
     of the Company and its subsidiaries
                                     as of December 26, 1998Page 11

     Unaudited consolidated condensed
     pro forma statement of changes
     in net liabilities of the Company
     and its subsidiaries for the period
     from December 2, 1998 to December 26, 1998           Page 12

     Unaudited consolidated condensed
     pro forma statement of operations
     of the Company and its subsidiaries
     for the period from June 28, 1998
     to December 1, 1998                                  Page 12

     Unaudited consolidated condensed
     pro forma statement of operations
     of the Company and its subsidiaries
     for the fiscal year ended June 27, 1998              Page 12

(c)  Exhibits.

     Agreement of purchase and sale dated November 4, 1998 between National Micronetics, Inc. and the City of New York, Department of Citywide Administrative Services, which is incorporated by reference to Exhibit 13 on pages 83 to 95 of the information statement on Schedule 14C of the Company filed on February 10, 1999, Commission File Number 0-7207, CIK Number 0000070333.














                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NATIONAL MICRONETICS, INC.



   Date:   March 17, 1999 By    Heehwan Lee
                                Heehwan Lee, President




                  PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Financial Information. Set forth below, in order to show the effects of the sale of part of its real estate to the City of New York and the related use of proceeds, are an unaudited condensed pro forma consolidated statement of net liabilities of the Company and its subsidiaries as of December 26, 1998, an unaudited condensed pro forma consolidated statement of changes in net liabilities of the Company and its subsidiaries for the period from December 2, 1998 to December 26, 1998, an unaudited condensed pro forma consolidated statement of operations of the Company and its subsidiaries for the period from June 28, 1998 to December 1, 1998 and an unaudited condensed pro forma Consolidated statement of operations of the Company and its subsidiaries for the fiscal year ended June 27, 1998. On December 1, 1998, the board of directors of the Company adopted a resolution to dissolve the Company and recommended that the stockholders vote on the proposed dissolution at the annual meeting of stockholders of the company on February 26, 1999. The stockholders approved the dissolution of the Company on February 26, 1999. As the liquidation is imminent, the Company has changed its basis of accounting for periods subsequent to December 1, 1998, from the going-concern basis to the liquidation basis.




            NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
   CONDENSED PRO FORMA STATEMENT OF NET LIABILITIES (UNAUDITED)
                          (In Thousands)
                         December 26, 1998

                                       Current Value BasisPro Forma
ASSETS

Current assets:
                 Cash and cash equivalents:         $    11$   100
     Other current assets                     7                7
                     Property, plant and equipment, net   2,586186
                                                    $ 2,604$   293

LIABILITIES

                  Current portion of long-term debt  $ 1,419$  --
                   Short-term debt                      8,3978,397
     Accounts payable and
                          accrued expense                   958223
                   Due to related parties, net          2,1702,170
                                        $12,944          $10,790
Net Liabilities                         $10,340          $10,497


            NATIONAL MICRONETICS, INC AND SUBSIDIARIES
    CONDENSED PRO FORMA STATEMENT OF CHANGES IN NET LIABILITIES
                            (UNAUDITED)
     For the period from December 2, 1998 to December 26, 1998
                          (In Thousands)
                                          Current
                                        Value Basis    Pro Forma

Net liabilities at December 2, 1998      $ 10,272      $ 10,441

Net increase in liabilities                    68            68

Pro forma adjustment-
     Interest on long-term debt
       retired from sale of real estate                     (12)

Net liabilities at December 28, 1998     $ 10,340      $ 10,497



            NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
      CONDENSED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
       For the period from June 28, 1998 to December 1, 1998
                          (In Thousands)


          Net loss (historical)                   $ 595

          Pro forma adjustment-
            Interest on long-term debt
             retired from sale of real estate       (62)

          Pro forma net loss                      $ 533


            NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
      CONDENSED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                 For the year ended June 27, 1998
                          (In Thousands)

          Net loss (historical)                   $1,599

          Pro forma adjustments -
             Loss from sale of real estate           157

             Interest on long-term debt retired
                from sale of real estate            (125)

          Pro forma net loss                      $1,631


Note - Subsequent to December 26, 1998, the Company agreed to sell its most valuable office, laboratory and factory building to the City of New York for $2,400,000. A major portion of the proceeds from this sale used to retire the $1,408,000 principal balance and over $200,000 of accrued interest of the term loan note secured by a mortgage on all of the assets of the Company. The accompanying unaudited consolidated condensed pro forma statement of net liabilities as of December 26, 1998 reflects these transactions as if they had occurred at December 26, 1998. Pro forma adjustments related to the accompanying unaudited consolidated condensed pro forma statement of changes of net liabilities for the period from December 2, 1998 to December 26, 1998, unaudited consolidated condensed pro forma statement of operations for the period from June 28, 1998 to December 1, 1998 and unaudited consolidated condensed pro forma statement of operations for the fiscal year ended June 27, 1998 are computed assuming the transactions were consummated at the beginning of the fiscal year ended June 27, 1998. The pro forma adjustment are loss from sale of the real estate and the elimination of interest expense on the retired long-term debt.